Exhibit 10.5

Officer Form

NONQUALIFIED STOCK OPTION AGREEMENT
OF
TOYS “R” US, INC.

THIS AGREEMENT (the “Agreement”), is made effective as of the ___ day of May, 201_, (hereinafter called the “Date of Grant”), between Toys “R” Us, Inc., a Delaware corporation (hereinafter called the “Company”), and _______ (hereinafter called the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Toys “R” Us, Inc. 2010 Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (and the Appendix attached hereto, applicable to all Grantees who are not U.S. residents or tax payers). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ______ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $___ per Share (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Vesting.
(a)    Subject to the Participant’s continued employment with the Company, the Option shall vest and become exercisable with respect to fifty percent (50%) of the Shares initially covered by the Option on the second anniversary of the Date of Grant and twenty-five percent (25%) of the Shares initially covered by the Option on each of the third and fourth anniversaries of the Date of Grant. At any time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(d) below) is hereinafter referred to as the “Vested Portion”. At any time, the portion of the Option which has not become vested and exercisable is hereinafter referred to as the “Unvested Portion”.
(b)    If the Participant’s employment with the Company is terminated for any reason (other than death, Disability Retirement or in the event of a Change in Control), the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).
(c)    If the Participant’s employment with the Company is terminated due to death, Disability or Retirement, then the provisions of Section 13.6 of the Plan shall apply.
(d)    Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change in Control, the provisions of Section 13.7 of the Plan shall apply.
3.    Exercise of Option.
(a)    Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
(i)    the tenth anniversary of the Date of Grant;
(ii)    one year following the date of the Participant’s termination of employment due to death, Disability or Retirement or termination without Cause after reaching eligibility for Retirement;
(iii)    90 days following the date of the Participant’s termination of employment by the Company without Cause (except as provided in (ii) above) or by the Participant for Good Reason or, if later, 30 days after the Board’s next determination of Fair Market Value (or confirmation of prior-determined Fair Market Value) following the Participant’s termination of employment, but such longer period shall apply only if the Participant had at least four years of Continuous Service;
(iv)    30 days following the date of the Participant’s termination of employment by the Participant without Good Reason; and
(v)    immediately on the date of the Participant’s termination of employment by the Company for Cause.
provided, in each case, the Unvested Portion shall be unexercisable and immediately forfeited.
(b)    Method of Exercise.
(i)    Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for such period, if any, as may be required in order to avoid adverse accounting treatment applying generally accepted accounting principles, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased. If the Participant gives at least six months’ advance notice of his or her Retirement (or is terminated without Cause after becoming eligible for Retirement), the Participant may exercise the Option pursuant to a cashless exercise at any time within one year after the Participant’s termination of employment, provided that the exercise date is within 30 days after a determination of Fair Market Value (or confirmation of prior-determined Fair Market Value) by the Board, but in no event later than the tenth anniversary of the Grant Date. If the Participant is terminated without Cause before becoming eligible for Retirement but after four or more years of Continuous Service, or resigns for Good Reason after four or more years of Continuous Service, the Participant may exercise the Option pursuant to a cashless exercise on any date that is within 30 days after the Board’s next determination of Fair Market Value (or confirmation of prior-determined Fair Market Value) following the Participant’s termination of employment, but in no event later than the tenth anniversary of the Grant Date. Any cashless exercise shall be effectuated by the Company delivering Shares to the Participant having a Fair Market Value equal to (a) the Fair Market Value of all Shares issuable upon exercise of the Option, minus (b) the aggregate exercise price for such Shares and all taxes required to be withheld. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(ii)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii)    Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
(iv)    In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
4.    Stockholders Agreement. Exercise of the Option shall constitute agreement by the Participant making such exercise to be bound by all of the terms and conditions of the Stockholders Agreement with respect to the Shares, or any other Company capital stock, issuable to or held by the Participant. All of the terms of the Stockholders Agreement are incorporated herein by reference. For purposes of this Agreement, the term “Stockholders Agreement” shall mean the Management Stockholders Addendum, as amended, which is attached hereto as Exhibit A.
5.    Restrictive Covenants. The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of their employment with the Company and its Subsidiaries, the Participant will be exposed to highly confidential and sensitive information regarding the Company's and its Subsidiaries' business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company's agreement to grant Options to the Participant, the Participant shall agree to be bound by the following restrictive covenants:
(a)    Confidentiality. The Participant acknowledges that the information, observations and data obtained by him or her while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, the Participant agrees that he or she shall not disclose to any unauthorized Person or use for his or her own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Participant's acts or omissions. The Participant shall deliver to the Company or one of its Subsidiaries, at the termination of the Participant's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which he or she may then possess or have under his or her control.
(b)    Assignment of Inventions. The Participant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, formulas, recipes, customer lists, and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Participant while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. The Participant shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the period of the Participant's employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).
(c)    Non-Competition; Non-Solicitation. At any time during the Participant's Non-Competition Period, the Participant shall not, for himself or herself or on behalf of any other Person, participate in, directly or indirectly, any Competing Business in any country in which the Company or any of its Subsidiaries or licensees operates or conducts business as of such time (or with respect to the period after the date of the termination of the Participant's employment, as of such date); provided that, nothing in this sentence shall restrict the Participant from passive ownership of three (3) percent or less of the publicly traded securities of any Person. During the Participant's employment with the Company and/or its Subsidiaries and for 1 year thereafter, the Participant shall not (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, (ii) hire directly or through another entity any person who was an employee (other than clerical or administrative support personnel) of the Company or its Subsidiaries at any time during the Non-Competition Period or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries (including, without limitation, making any negative statements or communications concerning the Company or its Subsidiaries); provided that, clauses (i) and (ii) above shall not apply with respect to any person solicited or employed after the date that is twelve (12) months after the date on which such person's employment with the Company and its Subsidiaries is terminated.
(d)    No Restriction on Earning a Living. By his or her acceptance and/or acquisition of this Award, the Participant thereby acknowledges that the provisions of this Section 5 do not preclude the Participant from earning a livelihood, nor do they unreasonably impose limitations on the Participant's ability to earn a living. In addition, the Participant thereby acknowledges that the potential harm to the Company and/or its Subsidiaries of non-enforcement of this Section 5 outweighs any harm to the Participant of enforcement (by injunction or otherwise) of this Section 5 against him. If any portion of the provisions of this Section 5 is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities covered, or definition of information covered is considered to be unreasonable in scope, the invalid or unenforceable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and the Participant in agreeing to the provisions of this Section 5 will not be impaired and the provision in question shall be enforceable to the fullest extent of applicable law.
(e)    For purposes of this Section 5, the term “Non-Competition Period” for a Participant means (i) in the case of termination by the Company with Cause, the period of such Participant’s employment plus one (1) year after the date of such Participant’s termination of employment, (ii) in the case of resignation for any reason (including Retirement), the period of such Participant’s employment plus one (1) year after the date of such Participant’s termination of employment, and (iii) otherwise, the period of such Participant’s employment plus the greater of one (1) year after the date of such Participant’s termination of employment or the length of time, if any, for which the Participant receives (or is eligible to receive, where Participant declines or otherwise takes action to reject) in connection with such Participant’s termination severance benefits or other similar payments from the Company or its Subsidiaries pursuant to an agreement with such Participant, the severance policies of the Company and its Subsidiaries then in effect, at the Company’s or any of its Subsidiaries’ election, or otherwise (or the length of time in terms of compensation used to determine the amount of such Participant’s severance benefits in the event such severance benefits are payable in a lump sum or on a schedule different than such length of time). In no event shall any amount received by a Participant pursuant to any put or call provisions under the Stockholders Agreement constitute severance or other similar payments for purposes of this definition. For purposes of this Section 5, the term “Competing Business” shall mean, with respect to any Participant at any time, any Person engaged wholly or in part (directly or through one or more Subsidiaries) in the retail sale or retail distribution (via stores, mail order, e-commerce, or similar means) of Competing Products, if more than one-third (1/3) of such Person’s gross sales for the twelve (12) month period preceding such time (or with respect to the period after the date of such Participant’s termination of employment, as of such date) are generated by engaging in such sale or distribution of Competing Products. Without limiting the foregoing, Competing Businesses shall in any event include Wal-Mart, Sears (K-Mart), Target, Amazon.com, Buy Buy Baby, Mattel, Hasbro, Tesco, Carrefour, or any of their respective Subsidiaries or Affiliates. For purposes of this Section 5, the term “Competing Products” shall mean, with respect to any Participant at any time, (i) toys and games, (ii) video games, computer software for children, and electronic toys or games, (iii) juvenile or baby: products, apparel, equipment, furniture, or consumables, (iv) wheeled goods for children, and (v) any other product or group of related products that represents more than twenty (20) percent of the gross sales of the Company and its Subsidiaries for the twelve (12) month period preceding such time (or with respect to the period after such Participant’s termination of employment, as of such date).
6.    No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of such Participant.
7.    Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
8.     Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than as permitted by Section 13.3 of the Plan or by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance which is impermissible shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
9.     Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
10.     Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
11.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
12.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.
13.    Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
14.    Signature. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written, which expressly includes Sections 4 and 5 of this Agreement.

TOYS “R” US, INC.
________________________________________
By: ___________________________________

PARTICIPANT
________________________________________
By: _____________________________________

Exhibit A
[Stockholders Agreement]